Exhibit 10.8

Execution Version

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of May 2, 2023, is entered into by and between Shantanu K. Gaur and Neha Gaur, Trustees of THE SHANTANU K. GAUR REVOCABLE TRUST OF 2021 (the “Contributor”), and Allurion Technologies Holdings, Inc. (the “Company”).

WHEREAS, on February 9, 2023, Compute Health Acquisition Corp., a Delaware corporation (“Acquiror”), Compute Health Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub I”), Compute Health LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub II”), the Company and Allurion Technologies, Inc., a Delaware corporation and the parent of the Company (“Allurion”), entered into that certain Business Combination Agreement, as amended by that certain Amendment No. 1 to the Business Combination Agreement, dated as of May 2, 2023 and entered into simultaneously with the execution of this Agreement, by and among the Acquiror, Merger Sub I, Merger Sub II, the Company and Allurion (as may be amended or modified from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions, as part of the same overall transaction, (a) Acquiror is to merge with and into the Company (the “CPUH Merger”), with the Company surviving as the publicly-listed company and sole owner of each Merger Sub, (b) thereafter, Merger Sub I is to merge with and into Allurion, with Allurion surviving as a wholly-owned subsidiary of the Company (the “Intermediate Merger”) and (c) thereafter, Allurion is to merge with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of the Company (collectively with the CPUH Merger and the Intermediate Merger, the “Mergers”), in each case on the terms and conditions set forth therein;

WHEREAS, the Contributor holds 1,106,670 shares of common stock, par value $0.0001 per share, of Allurion as of the date hereof (the “Allurion Shares” and any shares of such common stock, “Allurion Common Stock”);

WHEREAS, upon the consummation of the Intermediate Merger, pursuant to the Business Combination Agreement, each then-outstanding Allurion Share will automatically be cancelled and extinguished and will be converted into the right to receive a number of shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), equal to the Intermediate Merger Exchange Ratio (as defined in the Business Combination Agreement); and

WHEREAS, the Contributor desires to contribute, assign, transfer, convey and deliver the Contributed Shares (as defined below) to the Company as a contribution to the capital of the Company, and the Company desires to accept such contribution to capital.

NOW, THEREFORE, in consideration of the aforesaid contribution and other good and valuable consideration, the receipt and sufficiently of which is hereby acknowledged, the parties do hereby covenant and agree each with the other as follows:

1. Definitions. The followings terms shall have the meanings set forth below:

“Additional Shares” means a number of shares of Company Common Stock equal to (1) (x) the Share Target minus (y) the number of shares of Company Common Stock issued to the Holder upon the consummation of the CPUH deSPAC Transaction in exchange for shares of Allurion Common Stock issued upon conversion of the Convertible Note pursuant to the terms thereof (and based on the Balance thereunder as of immediately prior to the consummation of the CPUH deSPAC Transaction) multiplied by (2) 0.33, rounded down to the nearest whole number of shares.

“Contributed Shares” means a number of shares of Company Common Stock equal to (x) 50,000 plus (y) the Additional Shares.

“Balance” means the outstanding principal amount, plus accrued interest, under the Convertible Note.

“Convertible Note” means that certain Convertible Unsecured Promissory Note, dated as of February 15, 2023, issued by Allurion to the Holder in the original aggregate principal amount of $13,000,000 pursuant to that certain Convertible Note Purchase Agreement, dated as of February 15, 2023, by and among Allurion, the Holder and the other investors listed in Exhibit A thereto.

“CPUH deSPAC Transaction” means the Mergers contemplated by the Business Combination Agreement.

“Holder” means Hunter Ventures Limited.

“Share Target” means a number of shares of Company Common Stock equal to (x) the Balance immediately prior to the consummation of the CPUH deSPAC Transaction (after giving effect to any prepayments thereof (including any prepayment penalties incurred in connection therewith) prior to such time) divided by (y) $5.00.

2. Contribution. The Contributor hereby agrees to, subject to the terms and conditions herein, contribute, assign, transfer, convey and deliver to the Company, and the Company hereby agrees to, subject to the terms and conditions herein, accept, as a contribution to its capital, the Contributed Shares, in each case, on the Closing Date (the “Contribution”). The Contribution shall occur contingent upon the closing of the CPUH deSPAC Transaction, and effective immediately following the consummation of the CPUH deSPAC Transaction and the issuance of Company Common Stock to the Contributor pursuant to the terms of the Business Combination Agreement (the “Closing Date”). The parties hereto intend that the contribution of the Contributed Shares to the Company will be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

3. Representations and Warranties. The Contributor represents and warrants that, as of the date hereof and as of the Closing Date: (a) it is the legal and beneficial owner of the Allurion Shares and will be the legal and beneficial owner of the Contributed Shares when issued to the Contributor in connection with CPUH deSPAC Transaction, and has good and valid title to the Allurion Shares and will have good and valid title to the Contributed Shares when issued to the Contributor in connection with the CPUH deSPAC Transaction, in each case, free and clear of any and all liens or encumbrances (other than those arising under the Investor Rights Agreement (as defined in the Business Combination Agreement), applicable securities laws or agreements or rights that will be terminated or waived prior to or contemporaneous with the closing of the CPUH deSPAC Transaction); (b) it has all necessary power and authority and has taken all necessary action to authorize, deliver and enter into this Agreement and to perform all the obligations to be performed by it hereunder; (c) this Agreement has been duly executed and delivered by it; and (d) this Agreement constitutes the legal, valid, and binding obligation of the Contributor enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles.

4. Further Assurances. The parties hereto agree to execute and deliver such other instruments and agreements and to take such actions as may reasonably be necessary to effect the transactions contemplated under this Agreement.

5. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

7. Termination. This Agreement shall terminate automatically, upon the valid termination of the Business Combination Agreement, as provided under the terms therein.

8. Amendments. This Agreement may only be amended by a written instrument signed by all of the parties hereto.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of Delaware without regard to its conflicts of law doctrines.

10. Counterparts. This Agreement may be executed, including execution by electronic or pdf transmission, in more than one counterpart with the same effect as if the parties executing the several counterparts had all executed one counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement effective as of the day and year first set forth above.

COMPANY:

ALLURION TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Shantanu Gaur
Name:	Shantanu Gaur
Title:	Chief Executive Officer

[Signature Page to Gaur Contribution Agreement]

Shantanu K. Gaur and Neha Gaur, Trustees of THE SHANTANU K. GAUR REVOCABLE TRUST OF 2021

By:	/s/ Shantanu Gaur
Name:	Shantanu Gaur
Title:	Trustee

[Signature Page to Gaur Contribution Agreement]